SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-KA

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2016

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2990 Redhill Avenue Costa Mesa, CA 92626
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Clean Energy Technologies, Inc.

Current Report

Form 8-KA

Explanatory Note

This Amendment to Current Report on Form 8-K amends and restates Item 1.01 in its entirety.  The other items of the Current Report on Form 8-K are not amended, except that a new Exhibit 10.02 has been included in this Amendment, thereby amending Item 9.01.

Item 1.01 Entry into a Material Definitive Agreement

Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant”) and Cyberfuture One LP, a Delaware limited partnership (“Subscriber”) entered into a Subscription Agreement dated October 31, 2016 pursuant to which the Registrant issued to Subscriber an aggregate of 10,500,000 restricted common shares (“Shares”) at a price of US$0.04 per Share, for total gross proceeds of US$420,000.  The restricted shares were offered by the Registrant pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(a)(2) of the Act.

Pursuant to the Subscription Agreement, the Registrant granted to the purchaser piggyback registration rights with respect to the Shares on any registration on behalf of the Registrant or shareholder ETI Partners IV LLC and demand registration rights so long as Subscriber holds at least 8% of the Registrant’s outstanding common stock.  Pursuant to the Subscription Agreement, the Registrant also granted to Subscriber the right to appoint an observer to the Registrant’s board of directors, with such right continuing until December 31, 2016, subject to possible extension in the event the Registrant or its subsidiary Clean Energy HRS, LLC (“CE HRS”) and CITIC PE or one or more of its affiliates enter into a joint venture for the manufacturing and distribution of CE HRS’s products in China (the “JV”).  Pursuant to the Subscription Agreement, the Registrant also granted to Subscriber the right to nominate one person to be elected or appointed to the Registrant’s board of directors, with such right being effective only upon and during such time that the JV has been established, the JV continues distributing CE HRS products, and Subscriber (and its affiliates) continue to hold at least one half of the shares of common stock acquired by Subscriber on the closing date of the Subscription Agreement. CE HRS has not, as of the date of filing this Current Report entered into the JV.

The Subscription Agreement also contains customary terms and conditions for transactions of this type.  The foregoing summary description of the Subscription Agreement is not complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, a copy of which is included as Exhibit 10.01 to this Current Report.

On October 28, 2016, the Registrant issued a redemption notice to Peak One Opportunity Fund, L.P., a Delaware limited partnership (“Investor”) under the Convertible Debenture dated March 15, 2016 issued to Investor pursuant to the Securities Purchase Agreement dated March 11, 2016 between the Registrant and Investor.  Pursuant to the redemption notice, the Registrant elected to redeem all of the remaining outstanding balance of the Convertible Debenture for an aggregate redemption price of $84,000.  Concurrently with such notice, the Registrant and Red Dot Investment, Inc., a California corporation (“Reddot”) entered into an Escrow Funding Agreement, pursuant to which Reddot had caused to be deposited funds into escrow to fund the entirety of Registrant’s redemption price for the Convertible Debenture and the Registrant assigned to Reddot the Registrant’s right to acquire the Convertible Debenture.  Reddot agreed with the Registrant that it acquired only the rights of the Registrant with respect to the Convertible Debenture and was acquiring the Convertible Debenture through escrow and was not purchasing the Debenture from the Registrant, but solely had the same rights as the Registrant to acquire the Convertible Debenture without any representation or warranty from Investor other than as implied with respect to its ownership of the Convertible Debenture.  Concurrently, the Registrant and Reddot agreed to amend the Convertible Debenture once acquired by Reddot (a) to have a fixed conversion price of $.005 per share, subject to equitable adjustments resulting from any stock splits, stock dividends, recapitalizations, or similar events or events with similar effect (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the Convertible Debenture or its enforcement and collection, and any other expense for or on account of the Registrant (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the Convertible Debenture, as amended, and (c) as otherwise provided in the Escrow Funding Agreement .  The redemption, transfer, and amendment were effected concurrently on November 2, 2016.

The foregoing summary description of the Escrow Funding Agreement is not complete and is qualified in its entirety by reference to the full text of the Escrow Funding Agreement, a copy of which is included as Exhibit 10.02 to this Current Report.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 1.02 by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.02 by this reference.

Item 3.03 Material Modifications of Rights of Security Holders.

The information set forth in Item 1.01 “Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 3.03 by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit
10.01	Subscription Agreement by and between the Company and Cyberfuture One LP, dated October 31, 2016.
10.02	Escrow Funding Agreement dated November 1, 2016 between Red Dot Investment, Inc., a California corporation and the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Probe Manufacturing, Inc.

Date: April 19, 2017 By: /s/ Kambiz Mahdi

 Kambiz Mahdi

 Chief Executive Officer